Exhibit 99.1

     Cadence Financial Corporation Reports Second Quarter Results

    STARKVILLE, Miss.--(BUSINESS WIRE)--July 24, 2007--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $3.6 million, or $0.30 per diluted share, for the second quarter ended June 30, 2007.

    "Net interest income rose almost 19% from the second quarter of 2006 due to continued growth in our loan portfolio," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Total loans increased almost 40%, or $366 million, since last year due to strong growth in our Tennessee and Alabama markets, and the contribution from the SunCoast and Seasons acquisitions."

    Second Quarter Results

    Net interest income rose 18.6% to $14.3 million in the second quarter of 2007 compared with $12.1 million in the second quarter of 2006. The growth in net interest income was due to a 25.9% increase in average earning assets and offset somewhat by a 28 basis point decrease in net interest margin. Compared with the linked first quarter of 2007, average loans increased $22 million and the net margin improved 7 basis points.

    Total interest income rose 35.9% to $30.4 million for the second quarter of 2007 compared with $22.4 million in the second quarter of 2006. Interest and fees on loans increased 48.7% due to a 28 basis point increase in average yields and a $380.8 million increase in average loan balances from the second quarter of 2006. Interest and dividends on investment securities rose 1.4% to $5.5 million compared with the second quarter of 2006 due to a 24 basis point improvement in yield, partially offset by a $17.3 million decrease in the average investment securities portfolio.

    Cadence's provision for loan losses was $900,000 in the second quarter of 2007 compared with $827,000 in the same period last year. The increase was primarily related to growth in the loan portfolio since last year. At the end of the second quarter 2007, the allowance for loan losses was $12.1 million, or 0.9% of total loans, compared with $10.1 million, or 1.1% of total loans, in the second quarter of 2006. The allowance totaled 145.2% of non-performing loans at the end of the second quarter of 2007, down from the second quarter of the prior year. Net interest income after provision for loan losses rose 19.4% to $13.4 million in the second quarter compared with $11.3 million last year. The Company is funding its allowance for loan losses at the maximum level permitted by its evaluation of allowance adequacy.

    Cadence reported a 4.5% increase in service charges, 5.1% growth in trust department income, 1.4% increase in insurance commissions and fees, and a 156.3% growth in mortgage loan fee income in the second quarter of 2007 compared with the second quarter of 2006. Total non-interest income was $5.34 million in the second quarter of 2007 compared with $5.39 million in the second quarter of 2006. The slight decline in non-interest income in the latest quarter was due to higher realized securities losses in 2007 and lower other non-interest income compared with the 2006 second quarter. Cadence recorded $140,000 in securities losses in the 2007 quarter compared with securities gains of $17,000 in 2006.

    Other non-interest income for the second quarter of 2006 included a $407,000 gain on the early extinguishment of debt arising from the call of certain Federal Home Loan Board borrowings. No comparable gain was recorded in 2007.

    Non-interest expenses increased 15.4% to $13.7 million compared with the second quarter of 2006. The increase was due primarily to expenses associated with the acquisitions in Florida and Georgia, including higher premises expense, salary and employee benefits, and the addition of two branches in Memphis.

    Income before taxes rose 6.3% to $5.1 million in the second quarter of 2007 compared with $4.8 million in the second quarter of 2006. The tax rate for the second quarter of 2007 was 29.5% compared with 27.5% in the same period last year.

    Net income for the second quarter of 2007 was $3.6 million, or $0.30 per diluted share, compared with net income of $3.5 million, or $0.36 per diluted share, in the second quarter of 2006. Diluted average weighted shares outstanding increased 21.8% to 11.9 million in the second quarter of 2007 compared with 9.8 million in the second quarter of 2006. The additional shares are attributable to Cadence's stock offering of 2.76 million shares that closed in May 2006, and 922,000 shares issued in the SunCoast acquisition in August 2006.

    Return on average assets was 0.8% in the second quarter of 2007 compared with 0.9% in the second quarter of 2006. Return on average equity was 7.6% in the second quarter of 2007 compared with 9.8% in the second quarter of 2006. This decline was primarily due to the increase in equity due to the stock offering.

    Six Month Results

    The results for the first six months of 2007 reflect the restatement of the first quarter's results related to the Company's decision to rescind its application of SFAS 159 to the securities previously reclassified from the available for sale account to the trading account as reported in its first quarter 2007 press release and Form 10-Q. As a result, Cadence restated first quarter net income to $103,000, or $0.01 per share, from previously reported net income of $3.7 million, or $0.31 per share.

    The first quarter restatement will not have a negative impact on total capital from the previously reported amounts and the restatement will not affect other previously issued quarterly financial statements, or have an adverse impact on future periods. In fact, securities acquired as a result of the SFAS 159 transaction are expected to produce approximately $1 million in additional pre-tax income per year. The Company's Board of Directors also indicated that our dividend payments will not be affected by this restatement. The Company will file an amended 10-Q to reflect the changes to the first quarter's results and balance sheet.

    2007 Expectations

    Expectations for the third quarter of 2007 are for net income to be in the range of $0.30 - $0.34 per diluted share. Cadence reported net income of $0.27 per diluted share in the third quarter of 2006.

    Cadence expects earnings for 2007 to be in the range of $0.93 to $1.01 per diluted share compared with $1.37 reported in 2006. The 2007 estimate has been adjusted from the previous expectation of $1.23 to $1.30 per share to account for the restatement of Cadence's first quarter results. The first quarter restatement reduced net income by $0.30 per diluted share.

    The estimate also includes an increase of 15.5% in the estimated average shares outstanding for 2007 compared with 2006. The additional shares are attributable to the $50.2 million common stock offering completed in May 2006 and the acquisition of SunCoast Bancorp in August 2006. Fully diluted shares are estimated to be 11,930,000 in 2007 compared with 10,329,000 in 2006. The projections anticipate continued loan growth, a slowing of margin compression and no significant changes in loan quality.

    Conference Call

    Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its second quarter results conference call to be held tomorrow, July 25, 2007. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 3:00 p.m. (Eastern
Time). The on-line replay will follow immediately and continue for 30 days.

    About Cadence Financial Corporation

    Cadence Financial Corporation is a $1.9 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence's stock is listed on the NASDAQ Global Select Market under the symbol CADE.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
JUNE 30,

 (In thousands, except share data)

                                                  2007        2006
                                               ----------- -----------
ASSETS:

Cash and Due From Banks                           $31,843     $47,613
Interest Bearing Deposits Due From Banks            5,380      19,098
                                               ----------- -----------
   Total Cash and Due From Banks                   37,223      66,711

Securities:
  Securities Available-for-Sale                   409,342     457,332
  Securities Held-to-Maturity                      23,470      23,670
                                               ----------- -----------
    Total Securities                              432,812     481,002

Federal Funds Sold and Securities Purchased
 Under Agreements To Resell                         1,414       1,366

Other Earning Assets                               17,821      17,201

Loans                                           1,283,906     917,732
Less: Allowance for Loan Losses                   (12,125)    (10,134)
                                               ----------- -----------
    Net Loans                                   1,271,781     907,598


Premises and Equipment, Net                        33,760      22,471
Interest Receivable                                13,817       9,717
Other Real Estate Owned                             8,542       5,115
Goodwill and Other Intangibles                     70,711      39,141
Other Assets                                       21,208      23,490
                                               ----------- -----------
    Total Assets                               $1,909,089  $1,573,812
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits                     $182,839    $164,543
Interest-Bearing Deposits                       1,245,764   1,030,891
                                               ----------- -----------
    Total Deposits                              1,428,603   1,195,434
Interest Payable                                    5,205       3,271
Federal Funds Purchased and Securities Sold
 Under Agreements to Repurchase                    89,120      59,380
Federal Home Loan Bank Borrowings                 147,898      98,704
Subordinated Debentures                            37,114      37,114
Other Liabilities                                  11,127      14,121
                                               ----------- -----------
    Total Liabilities                           1,719,067   1,408,024

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 11,900,932 Shares
 at June 30, 2007 and 10,946,724 Shares at
 June 30, 2006                                     11,901      10,947
Surplus and Undivided Profits                     183,881     166,666
Accumulated Other Comprehensive Income (Loss)      (5,760)    (11,825)
                                               ----------- -----------
  Total Shareholders' Equity                      190,022     165,788
                                               ----------- -----------
    Total Liabilities and Shareholders' Equity $1,909,089  $1,573,812
                                               =========== ===========

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except
  share data)
                          FOR THE THREE MONTHS    FOR THE SIX MONTHS
                              ENDED JUNE 30          ENDED JUNE 30
                          ---------------------  ---------------------
                             2007       2006        2007       2006
                          ----------- ---------  ----------- ---------
INTEREST INCOME:

Interest and Fees on
 Loans                       $24,652    $16,580     $48,624    $32,003
Interest and Dividends on
 Investment Securities         5,498      5,424      10,676     10,443
Other Interest Income            283        384         598        553
                          ----------- ---------  ----------- ---------
    Total Interest Income     30,433     22,388      59,898     42,999


INTEREST EXPENSE:

Interest on Deposits          12,672      7,825      25,407     14,438
Interest on Borrowed
 Funds                         3,421      2,477       6,452      4,733
                          ----------- ---------  ----------- ---------
    Total Interest
     Expense                  16,093     10,302      31,859     19,171
                          ----------- ---------  ----------- ---------
    Net Interest Income       14,340     12,086      28,039     23,828
Provision for Loan Losses        900        827       2,129      1,228
                          ----------- ---------  ----------- ---------
    Net Interest Income
     After Provision for
     Loan Losses              13,440     11,259      25,910     22,600
                          ----------- ---------  ----------- ---------


OTHER INCOME:

Service Charges on
 Deposit Accounts              2,343      2,243       4,496      4,228
Trust Department Income          615        585       1,227      1,111
Insurance Commission and
 Fee Income                    1,114      1,099       2,615      2,224
Mortgage Loan Fee Income         469        183         812        323
Other Non-Interest Income        936      1,267       1,861      2,234
Gains (Losses) on
 Securities - Net               (140)        17        (132)        19
Impairment Loss on
 Securities                        -          -      (5,097)         -
                          ----------- ---------  ----------- ---------
    Total Other Income         5,337      5,394       5,782     10,139
                          ----------- ---------  ----------- ---------


OTHER EXPENSE:

Salaries and Employee
 Benefits                      7,725      6,797      15,501     13,589
Net Premises and Fixed
 Asset Expense                 2,126      1,618       4,174      3,194
Other Operating Expense        3,803      3,419       7,437      6,685
                          ----------- ---------  ----------- ---------
    Total Other Expense       13,654     11,834      27,112     23,468
                          ----------- ---------  ----------- ---------


Income Before Income
 Taxes                         5,123      4,819       4,580      9,271
Applicable Income Tax
 Expense                       1,513      1,325         867      2,527
                          ----------- ---------  ----------- ---------
    Net Income                $3,610     $3,494      $3,713     $6,744
                          =========== =========  =========== =========

Earnings Per Share:
    Basic                      $0.30      $0.36       $0.31      $0.75
    Diluted                    $0.30      $0.36       $0.31      $0.75
                          =========== =========  =========== =========

Average Weighted Shares:
    Primary               11,898,954  9,782,328  11,894,866  8,988,646
    Diluted               11,921,567  9,786,943  11,916,360  8,997,557


CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED JUNE 30:                2007        2006
                                                ----------  ----------

Net Earnings                                   $    3,610  $    3,494
Basic and Diluted Earnings Per Share                 0.30        0.36
Cash Dividends Per Share                             0.25        0.25

ANNUALIZED RETURNS
Return on Average Assets                              0.8%        0.9%
Return on Average Equity                              7.6%        9.8%


FOR THE SIX MONTHS ENDED JUNE 30:                    2007        2006
                                                ----------  ----------

Net Earnings                                   $    3,713  $    6,744
Basic and Diluted Earnings Per Share                 0.31        0.75
Cash Dividends Per Share                             0.50        0.50

ANNUALIZED RETURNS
Return on Average Assets                              0.4%        0.9%
Return on Average Equity                              3.9%       10.1%



SELECTED BALANCES AT JUNE 30:                        2007        2006
                                                ----------  ----------

Total Assets                                   $1,909,089  $1,573,812
Deposits and Securities Sold Under Agreements
 to Repurchase                                  1,463,923   1,229,814
Loans                                           1,283,906     917,732
Total Securities                                  432,812     481,002
Shareholders' Equity                              190,022     165,788
Market Price Per Share                              20.00       22.27
Book Value Per Share                                15.97       15.14


CADENCE FINANCIAL CORPORATION

(amounts in thousands)

                                                   2007        2006
                                                ----------  ----------
LOAN BALANCES BY TYPE AT JUNE 30:
Commercial and Industrial                      $  226,624  $  211,795
Personal                                           32,313      32,970
Construction                                      263,756     121,327
Commercial Real Estate                            530,832     364,577
Real Estate Secured by Residential Properties     128,526     102,959
Mortgage                                           39,024      47,357
Other                                              62,831      36,747
                                                ----------  ----------
  Total                                        $1,283,906  $  917,732
                                                ----------  ----------

ASSET QUALITY DATA AT JUNE 30:
Nonaccrual Loans                               $    4,255  $    1,108
Loans 90+ Days Past Due                             4,094       1,159
                                                ----------  ----------
   Total Non-Performing Loans                       8,349       2,267
Other Real Estate Owned                             8,542       5,115
                                                ----------  ----------
   Total Non-Performing Assets                 $   16,891  $    7,382

Non-Performing Loans to Total Loans                   0.7%        0.2%
Non-Performing Assets to Total Loans                  1.3%        0.8%
Allowance for Loan Losses to Non-Performing
 Loans                                              145.2%      447.0%
Allowance for Loan Losses to Total Loans              0.9%        1.1%


NET CHARGEOFFS FOR QUARTER ENDED JUNE 30       $    1,684  $      194

INTANGIBLE ASSET AMORTIZATION FOR QUARTER ENDED
 JUNE 30                                       $      335  $      220


CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION


AS OF JUNE 30, 2007:

                       MISSISSIPPI TUSCALOOSA  BIRMINGHAM   MEMPHIS
                       -----------------------------------------------

LOANS                          32%          9%          6%        29%

DEPOSITS                       62%         11%          1%        14%




AS OF JUNE 30, 2007:

                        MIDDLE TN    FLORIDA     GEORGIA      TOTAL
                     -------------------------------------------------

LOANS                          10%         10%          5%        100%

DEPOSITS                        2%          6%          4%        100%




AS OF JUNE 30, 2006:

                       MISSISSIPPI TUSCALOOSA  BIRMINGHAM   MEMPHIS
                       -----------------------------------------------

LOANS                          49%         11%          5%        32%

DEPOSITS                       68%         14%          0%        18%


AS OF JUNE 30, 2006:

                        MIDDLE TN    FLORIDA     GEORGIA      TOTAL
                     -------------------------------------------------

LOANS                           3%          0%          0%        100%

DEPOSITS                        0%          0%          0%        100%


CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                    Average Balance
                 -----------------------------------------------------
                  Quarter   Quarter    Quarter   Six Months Six Months
                    Ended     Ended      Ended      Ended      Ended
                  6/30/07    6/30/06   3/31/07    6/30/07    6/30/06
                 ---------- --------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans      $1,260,775  $879,940 $1,238,349 $1,249,624   $869,773
  Federal funds
   sold and other
   interest-
   bearing assets    17,275    25,307     25,927     21,489     20,586
  Securities:
     Taxable        344,799   347,480    332,131    338,598    336,927
     Tax-exempt     104,056   118,653    105,478    104,763    119,087
                 ---------- --------- ---------- ---------- ----------
Totals            1,726,905 1,371,380  1,701,885  1,714,474  1,346,373
                 ---------- --------- ---------- ---------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-
   bearing
   deposits       1,257,852   991,826  1,268,359  1,263,076    972,533
  Borrowed funds,
   federal funds
   purchased and
   securities
   sold under
   agreements to
   repurchase and
   other
   interest-
   bearing
   liabilities      258,124   194,269    233,185    245,724    199,191
                 ---------- --------- ---------- ---------- ----------
Totals            1,515,976 1,186,095  1,501,544  1,508,800  1,171,724
                 ---------- --------- ---------- ---------- ----------

Net amounts        $210,929  $185,285   $200,341   $205,674   $174,649
                 ---------- --------- ---------- ---------- ----------


                                     Interest For
                 -----------------------------------------------------
                  Quarter   Quarter    Quarter   Six Months Six Months
                    Ended     Ended      Ended      Ended      Ended
                  6/30/07    6/30/06   3/31/07    6/30/07    6/30/06
                 ---------- --------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans         $24,652   $16,580    $23,972    $48,624    $32,003
  Federal funds
   sold and other
   interest-
   bearing assets       283       384        315        598        553
  Securities:
     Taxable          4,410     4,157      4,090      8,500      7,959
     Tax-exempt       1,088     1,267      1,088      2,176      2,484
                 ---------- --------- ---------- ---------- ----------
Totals               30,433    22,388     29,465     59,898     42,999
                 ---------- --------- ---------- ---------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-
   bearing
   deposits          12,672     7,825     12,735     25,407     14,438
  Borrowed funds,
   federal funds
   purchased and
   securities
   sold under
   agreements to
   repurchase and
   other
   interest-
   bearing
   liabilities        3,421     2,477      3,031      6,452      4,733
                 ---------- --------- ---------- ---------- ----------
Totals               16,093    10,302     15,766     31,859     19,171
                 ---------- --------- ---------- ---------- ----------

Net amounts         $14,340   $12,086    $13,699    $28,039    $23,828
                 ---------- --------- ---------- ---------- ----------


CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                        Yields Earned
                                     And Rates Paid (%)
                       -----------------------------------------------
                                                       Six      Six
                       Quarter   Quarter   Quarter    Months   Months
                         Ended     Ended     Ended     Ended    Ended
                        6/30/07   6/30/06   3/31/07  6/30/07  6/30/06
                       --------- --------- --------- -------- --------
EARNING ASSETS:
  Net loans                 7.84      7.56      7.85     7.85     7.42
  Federal funds sold
   and other interest-
   bearing assets           6.57      6.09      4.93     5.61     5.42
  Securities:
     Taxable                5.13      4.80      4.99     5.06     4.76
     Tax-exempt             4.19      4.28      4.19     4.19     4.21
                       --------- --------- --------- -------- --------
Totals                      7.07      6.55      7.02     7.05     6.44
                       --------- --------- --------- -------- --------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                 4.04      3.16      4.07     4.06     2.99
  Borrowed funds,
   federal funds
   purchased and
   securities sold
   under agreements to
   repurchase and other
   interest-bearing
   liabilities              5.32      5.11      5.27     5.29     4.79
                       --------- --------- --------- -------- --------
Totals                      4.26      3.48      4.26     4.26     3.30
                       --------- --------- --------- -------- --------

Net margin                  3.33      3.61      3.26     3.30     3.57
                       --------- --------- --------- -------- --------

Note: Yields on a tax
 equivalent basis would
 be:
   Tax-exempt
    securities              6.45      6.59      6.44     6.44     6.47
                       --------- --------- --------- -------- --------
   Total earning assets     7.28      6.75      7.16     7.18     6.64
                       --------- --------- --------- -------- --------
   Net margin               3.47      3.73      3.40     3.44     3.77
                       --------- --------- --------- -------- --------

Tax equivalent income
 (in thousands)             $586      $682      $586   $1,172   $1,338
                       --------- --------- --------- -------- --------

    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258